Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-153333 333-152245, 333-142229, 333-124354, 333-102082, 333-88770, 333-88730, 333-30088, 333-88811, 333-48260, 333-52644, 333-75736 and 333-111548) of TIBCO Software Inc. of our report dated January 27, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California

January 27, 2009